Exhibit 99

SILICON LABS APPOINTS BILL BOCK AS INTERIM CFO

— Current Board Member and Former CFO Returns to Management Team —

AUSTIN, Texas — Feb. 22, 2013 — Silicon Labs (Nasdaq: SLAB), a leader in high-performance, analog-intensive, mixed-signal integrated circuits (ICs), today announced that the company’s CFO, Paul Walsh, is leaving Silicon Labs for another opportunity outside of the semiconductor industry. Silicon Labs’ former CFO and current board member, Bill Bock, will be returning to the management team as the interim CFO.

Mr. Bock will be leading a strong and proven global finance organization that has been built over the last decade to support the expansion of the business. The CFO transition is not expected to result in any changes to Silicon Labs’ financial philosophy or the target financial model. The company is also confident in its near-term prospects and reiterated guidance for the current quarter.

“I want to thank Paul for his many contributions to Silicon Labs. I’ve enjoyed working with him, and we all wish him well in the next phase of his career,” said Tyson Tuttle, president and chief executive officer of Silicon Labs. “I am confident that Bill’s history with Silicon Labs will enable a seamless transition. Bill has been a tremendous asset to the company, and I look forward to working closely with him in our efforts to build a high-growth, broad-based business.”

Mr. Bock joined Silicon Labs’ board of directors in 2000 and then left the board when he was appointed CFO in 2006. He retired from Silicon Labs’ management team in 2011 and was invited to rejoin the board at that time.  In addition to his familiarity with Silicon Labs’ products, strategy and mixed-signal history, Mr. Bock brings more than 30 years of experience spanning finance, operations and sales. Mr. Bock currently serves on a number of public and private company boards of directors including Entropic Communications. He served as president and chief executive officer of DAZEL Corporation, a provider of electronic information delivery systems. After DAZEL’s acquisition by HP, Mr. Bock served as vice president for HP until 2001. Prior to DAZEL, Mr. Bock served as executive vice president and chief operating officer of Tivoli Systems, a client server software company, which he helped to take public in 1995 before its acquisition by IBM in 1996. Prior to joining Tivoli, Mr. Bock successfully completed an IPO at Convex Computer Corporation as CFO in 1986 and then became senior vice president of sales in 1991. Mr. Bock also spent nine years in various finance roles at Texas Instruments including vice president and controller of TI’s data systems group.

Mr. Bock holds a bachelor’s degree in Computer Science from Iowa State University and a master’s degree in Industrial Administration from Carnegie Mellon University.

Silicon Labs

Silicon Labs is an industry leader in the innovation of high-performance, analog-intensive, mixed-signal ICs. Developed by a world-class engineering team with unsurpassed expertise in mixed-signal design, Silicon Labs’ diverse portfolio of patented semiconductor solutions offers customers significant advantages in performance, size and power consumption. For more information about Silicon Labs, please visit www.silabs.com.

Cautionary Language

This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Laboratories are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; volatile stock price; average selling prices of products may decrease significantly and rapidly; difficulties developing new products that achieve market acceptance; dependence on a limited number of products and customers; intellectual property litigation risks; inventory-related risks; risks associated with acquisitions; difficulties managing international activities; difficulties managing our manufacturers and subcontractors; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with our accounts receivable; dependence on key personnel; risks associated with divestitures; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; the competitive and cyclical nature of the semiconductor industry and other factors that are detailed in Silicon Labs’ filings with the SEC. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note to editors: Silicon Laboratories, Silicon Labs and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Silicon Labs, Shannon Pleasant, (512) 464 9254, shannon.pleasant@silabs.com

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